Exhibit 99.1 This Statement on Form 4 is filed jointly by the Reporting Persons listed below. The principal business address of each of these Reporting Persons, except for Brookfield Asset Management Inc. and Partners Limited, is 333 South Grand Avenue, 28th Fl., Los Angeles, CA 90071. The principal business address of each of Brookfield Asset Management Inc. and Partners Limited is 181 Bay Street, Suite 300, Toronto, Ontario M5J 2T3, Canada. Name of Designated Filer: OAKTREE FUND GP III, L.P. Date of Event Requiring Statement: March 9, 2021 Issuer Name and Ticker or Trading Symbol: TSQ OAKTREE FUND GP III, L.P. By: /s/ Brian Price Name: Brian Price Title: Authorized Signatory By: /s/ Ting He Name: Ting He Title: Authorized Signatory OAKTREE AIF INVESTMENTS, L.P. By: Oaktree AIF Investments GP LLC By: /s/ Brian Price Name: Brian Price Title: Senior Vice President By: /s/ Ting He Name: Ting He Title: Vice President OAKTREE AIF INVESTMENT GP LLC By: /s/ Brian Price Name: Brian Price Title: Senior Vice President By: /s/ Ting He Name: Ting He Title: Vice President

2 ATLAS OCM HOLDINGS, LLC By: /s/ Brian Price Name: Brian Price Title: Senior Vice President By: /s/ Ting He Name: Ting He Title: Vice President OAKTREE CAPITAL GROUP HOLDINGS, L.P. By: Oaktree Capital Group Holdings GP, LLC Its: General Partner By: /s/ Brian Price Name: Brian Price Title: Senior Vice President By: /s/ Ting He Name: Ting He Title: Vice President OAKTREE CAPITAL GROUP HOLDINGS GP, LLC By: /s/ Brian Price Name: Brian Price Title: Senior Vice President By: /s/ Ting He Name: Ting He Title: Vice President BROOKFIELD ASSET MANAGEMENT INC. By: /s/ Jessica Diab Name: Jessica Diab Title: Vice-President PARTNERS LIMITED By: /s/ Lisa Chu Name: Lisa Chu Title: Treasurer